Exhibit 99.1

November 06, 2008
General Metals Announces Sale of 150 Sq. Km. Nyinahin Mining Concession in Ghana for $1,000,000 in Cash and Stock

General Metals Corporation (the "Company") (OTCBB: GNMT) (FRANKFURT: GMQ) is pleased to announce the sale of its 100% owned Nyinahin Mining Concession located in Ghana, West Africa to Sunergy, Inc. (OTCBB)

The consideration for the sale of the 150 sq km Nyinahin Mining Concession is $1 million, which is to consist of $500,000 in cash, which shall be payable as follows: (i) $50,000 which is to be provided within 5 days of the effective date of the agreement with General Metals, (ii) $200,000 which is to be provided by December 31, 2008, and (iii) the balance of $250,000 which is to be provided by April 30, 2009; and 2,000,000 restricted shares of common stock of Sunergy, at a deemed value of $0.25 per share.

Company President Steve Parent commented: "We have remained focused on developing our Independence Mine in Nevada and have determined that the highest and best use of our Ghana Concession is to place it in the hands of a Company that will focus on its development. Sunergy has agreed that, in addition to the purchase price, to pay a 5% net smelter royalty to General Metals and to reserve a first right of refusal for General Metals to re-enter the project at a future date. We have always believed that this concession represented a substantial opportunity, but with limited cash, we were always developing The Independence. Sunergy is committed to aggressive gold mining development in Ghana and is making the Nyinahin concession its flagship project."

The Company has recently completed its 2007 - 2008 drilling program of 84 total holes and more than 26,000 feet costing over $2,000,000 in preparation of its Independent Technical Resource Report which should be available before year end. The proceeds from this sale will contribute to the advancement of the Independence Mine permitting and engineering which leads to our ability to achieve near term production without further dilution to shareholders at this time.

Please visit our website www.gnmtlive.com for more details of The Independence Interim Drilling Program.

About General Metals Corporation: General Metals Corporation is an aggressive junior minerals exploration and development company, based in Reno, Nevada. The Company is actively exploring its 100% controlled Independence property strategically located in the prolific and highly prospective Battle Mountain Mining District, Nevada. Permitting and Engineering for heap leach production is underway at the Independence Mine.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the Nyinahin Mining Concession and Sunergy's ability to make the required payments to General Metals as they become due.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Wayne Meyerson
Investor Relations
General Metals Corporation
wayne@gnmtlive.com
775.583.4636 office
775.830.6429 cell